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                         EXHIBIT 10.22


                      FRONTIER CORPORATION

                 MANAGEMENT STOCK INCENTIVE PLAN

                         Amendment No. 1


     Pursuant to Section 14, the Plan is hereby amended as follows:

     1. Effective April 19, 1996, Section 5(d) is amended by deleting the last paragraph thereof and by adding to the end of the first paragraph the following sentence:

     The Committee may impose such other terms and conditions on the exercise of options as it deems appropriate to serve the purposes for which this Plan has been established.

     2. Effective November 20, 1995, Section 7(e) is amended by adding to the end thereof the following:

     Until such time as the restricted shares vest, all dividends payable on such shares shall be reinvested in the Company's Common Stock, treated as restricted stock until the underlying restricted shares vest, and, upon such vesting, released to the participant. If the underlying shares do not vest, all shares purchased with the reinvested dividends shall be forfeited.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment on its behalf this 16th day of October, 1997.

Dated  10/16/97                    FRONTIER CORPORATION
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                                   By /s/ Josephine S. Trubek
                                      ----------------------
                                       Josephine S. Trubek
                                       Corporate Secretary